Exhibit 99.3

FORBES ENERGY SERVICES LTD.

FORBES ENERGY SERVICES LLC

FORBES ENERGY CAPITAL INC.

LETTER TO CLIENTS

FOR

TENDER OF ALL OUTSTANDING

11% SENIOR SECURED NOTES DUE 2015

IN EXCHANGE FOR

11% SENIOR SECURED EXCHANGE NOTES DUE 2015

THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933

The Exchange Offer will expire at 5:00 p.m., New York City time, on July 30, 2008 unless extended (the “Expiration Date”).

NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Our Clients:

We have enclosed herewith a Prospectus, dated June 27, 2008, of Forbes Energy Services Ltd., a company formed under the laws of Bermuda (“FES”), Forbes Energy Services LLC, a Delaware limited liability company (the “Company”), and Forbes Energy Capital Inc., a Delaware corporation (“Capital,” and together with the Company, the “Issuers”), and a related Letter of Transmittal, which together constitute the Company’s offer (the “Exchange Offer”) to exchange the Issuers’ 11% Senior Secured Exchange Notes due 2015 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuers’ issued and outstanding 11% Senior Secured Notes due 2015 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTION TO REGISTERED HOLDER AND/OR

DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant in the Depository Trust Company (“DTC”):

The undersigned hereby acknowledges receipt of the Prospectus, dated June 27, 2008 (the “Prospectus”), of Forbes Energy Services Ltd., a company formed under the laws of Bermuda (“FES”), Forbes Energy Services LLC, a Delaware limited liability company (the “Company”), and Forbes Energy Capital Inc., a Delaware corporation (“Capital,” and together with the Company, the “Issuers”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange the Issuers’ 11% Senior Secured Exchange Notes due 2015 (the “New Notes”) for all of the Issuers’ outstanding 11% Senior Secured Notes due 2015 (the “Outstanding Notes”). Capitalized terms used, but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$            of the 11% Senior Secured Notes due 2015

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED) (IF ANY):

$            of the 11% Senior Secured Exchange Notes due 2015

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired in exchange for the Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE

Name of beneficial owner(s):

Signature(s)

Name(s):

(Please Print)

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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